                                                                  EXHIBIT 10.28

EXPORT-IMPORT BANK OF INDIA

          OIF:EOU:D-210:275          27th August 1996

Information Management Resources (India) Limited
No. 38/1, Nagananthapura
Singasandra Post
Bangalore 560 068
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                                    Kind Attn:  Mr. Ashutosh Gupta, President..
                                    ---------


Dear Sirs

Programme for Computer Software Exports: Term Loan of USD 1.3 million (approx. equivalent to Rs. 4.55 crores) to Information Management Resources (India) Limited [IMR] for part financing expansion project for Software development by creating infrastructure and sourcing hardware and software at Bangalore.

     1. Please refer to your application for a Term Loan of USD 1.3 million under Exim Bank's Lending Programme for Computer Software Exports for part financing the captioned project.

     2. On the basis of your application, supplemented by information furnished by IMR from time to time and discussions held with your representatives, we advise that Exim Bank is agreeable to provide a Term Loan of USD 1.3 million towards part-financing the said project. Terms and conditions of the sanction are outlined in Annexure I.
                                                               ----------
          Approved cost of project and means of finance are given at Annexure
                                                                     --------
          II.  Documents specified by Reserve Bank of India as outlined at
          --
          Annexure III may be forwarded by you along with your acceptance of
          ------------
          sanction, if not already done. Documents required to be furnished while seeking disbursement against imported machinery are listed at Annexure IV.
          -----------

                                         For INFORMATION MANAGEMENT
                                             RESOURCES (INDIA) LTD.


                                                  /S/
                                         -------------------
                                         AUTHORISED SIGNATORY


     3.   Please note that this sanction is valid for:

          15 days from the date of this letter i.e. up to 11th September 1996,
                                                          -------------------
          for conveying acceptance of the terms and conditions of sanction of finance by returning the duplicate copy of this letter duly signed by an authorised signatory of the company.

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          15 days from the date of this letter i.e. up to 11th September 1996,
                                                          -------------------
          for paying service fee @ 1% flat of the sanctioned loan amount.

          90 days from the date of this letter i.e. up to 26th November, for
                                                          -------------
          completion of documentation.

          Processing Fee of Rs. 7,5000.00 may also be paid immediately, if not already done.

          The above amounts should be paid by an instrument payable in Mumbai.
                                              -------------------------------

     4. We are enclosing Checklist of legal formalities to be complied with by yourselves. Please immediately forward to our office Items 1-5 of the checklist together with the Documentation Fees of Rs. 15,000/- in
                                      ------------------
          order to enable us to prepare draft documentation for the loan. For completion of mortgage formalities, please furnish us with the papers listed under item 14 of the check-list.

     5. Should you have any difficulty in completing the documentation, you may please contact our Bangalore Representative office for guidance.

Yours faithfully,


/S/Rajshekhar Singh
- -------------------
Rajshekhar Singh
Manager

cc:  Legal Desk, Exim Bank, Head Office
     Exim Bank, Bangalore Representative Office, Bangalore

                                    For INFORMATION MANAGEMENT
                                        RESOURCES (INDIA) LTD.


                                          /S/
                                    -----------------
                                    AUTHORISED SIGNATORY

                                                   ANNEXURE I

Annexure I forming part of Sanction letter No. OIF:EOU:D-210-275 dated 27th August 1996, issued by Export Import Bank of India, in favour of Information Management Resources (India) Limited (IMR), Bangalore

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                Terms and Conditions of the Sanctioned term loan
                ------------------------------------------------

1.   Amount of the loan       :     Foreign Currency Loan (FCL) of USD 1.3
                                    million (United States Dollars One Million
                                    Thirty Thousand only).

2..  Currency of Loan         :     United States Dollars

3.   Purpose of Loan          :     To part finance expansion project for
                                    software development by creating
                                    infrastructure and sourcing
                                    hardware and software and Bangalore.

4.   Rate of Interest         :     LIBOR plus 3.00% p.a.

5.   Service Fee              :     1% flat on the sanctioned loan amount of
                                    USD 1.3 million, payable (in Rupees at the exchange rate prevailing on date of payment), within 15 days from the date of this letter i.e. by 10th September 1996.

6.   Documentation Fee        :     Rs.  15,000.00 payable upfront before
                                    documentation.

7.   Repayment Schedule       :     To be repaid in 8 approximately equal
                                    semiannual instalments, commencing from
                                    September 20, 1997 or such nearby date to be matched with Exim Bank's source of funds and to be advised at the time of first disbursement.

8.   Availability Period      :     12 months from the date of sanction i.e.
                                    till 26th August 1997.

                                    For INFORMATION MANAGEMENT
                                       RESOURCES (INDIA) LTD.


                                           /s/
                                    -----------------
                                    AUTHORISED SIGNATORY


9.   Security for the loan    :     i)  First charge by way of hypothecation
                                    of all the movable fixed assets of IMR.

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                                    ii)  Unconditional and irrevocable Personal
                                    Guarantee from Mr. Satish K. Sannan.

                                    iii)  Undertaking to create mortgage in
                                    favor of Exim in respect of immovable
                                    property, if any, acquired during the
                                    currency of the Exim Bank loan.

10.  Liquidated Damages       :     Liquidated Damages in case of default in
                                    payment of principal, interest, service fee or any other monies on respective due dates will be payable at 2% (or such other rate as may be specified) over and above the applicable rate.

11.  Expenses                 :     All out of pocket expenses including but not
                                    restricted to legal fees, travel expenses, documentation expenses, incurred with reference to project appraisal, monitoring, supervision will be borne by the company.

12.  Other terms and Conditions:
     a.  Prior to first disbursement, the company shall:
          Create security as stipulated.
       Tie up entire equity financing and balance debt financing from Banks'
          Financial Institutions as per the approved Means of Finance (Annexure
          II).

       Submit evidence to the effect that adequate working capital facilities have been arranged and ensure that any shortfall in working capital or margin thereof will be brought in by the promoters.
       Submit documentary evidence in respect of import or machinery or any other expenditure for which Exim finance is being availed by way of authenticated copies of contracts, proforma invoices, Letters of Credit. For imports of second hand machinery (where applicable) the company shall obtain relevant Chartered Engineer's Certificate as to, inter alia, valuation and residual life of the machinery to the satisfaction of Exim Bank.
       Agree to banking arrangements for disbursement of loan funds as may be acceptable to Exim Bank.
          Bring in its own contribution on a pro-rata basis.

                                    For INFORMATION MANAGEMENT
                                    RESOURCES (INDIA) LTD.


                                          /S/
                                    -----------------
                                    AUTHORISED SIGNATORY

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     b. Any variations in the approved project cost / Means of Finance (Annexure
        II) will require the prior written approval of Exim Bank. Any increase in Project Cost / shortfall in Means of Finance will be met by the promoters from their own resources or they shall raise necessary funds on terms acceptable to Exim Bank.

     c. The minimum FACR to be maintained by the company throughout the currency of the Exim Bank loan is 1.25.

     d. The Company will furnish to Exim Bank quarterly and annual progress reports in such form and manner as may be prescribed by Exim Bank, and also periodically furnish its audited annual financial statements within 90 days of financial year end.

     e. The company will obtain all necessary approvals from Government of India
        (GOI), Reserve Bank of India (RBI) and all other relevant statutory / regulatory bodies that may be required for effective implementation of the project, including but not restricted to approval from State Pollution Control Board in respect of effluent treatment and disposal arrangements, sanction of power for the project from the State Electricity Board, sanction of water and other requirements from the relevant statutory / regulatory authorities. Copies of all such approvals will be furnished to Exim Bank as and when obtained.

     f. The company will obtain any undertaking from IMR-US and Mr. Satish K. Sannan that they will not dispose off the shares in Information Management Resources (India) Ltd. during the currency of the Exim Bank loan without prior consent. Original share certificates shall be produced to Exim Bank, as and when so required by Exim Bank.

     g. Assets financed under Exim Bank loan and all other assets of the company shall be insured against "all risks". A certified copy of the policy duly noting Exim Bank as the lender (Bank Clause and Reinstatement Value Clause) shall be furnished to Exim Bank. The company shall keep the policy valid during the tenor of the loan.

     h. The company will procure suitable performance guarantee on plant and machinery acquired for the project including suitable retention money or guarantee in lieu thereof. Any loss incurred by the company on account of non-availability of performance guarantee will be made good by the promoters from their own resources.

     i. The company shall untertake adequate safeguards to ensure proper installation of machines and their satisfactory maintenace and performance.

                                    For INFORMATION MANAGEMENT
                                       RESOURCES (INDIA) LTD.


                                            /S/
                                    ----------------
                                    AUTHORISED SIGNATORY

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     j. The company shall satisfy Exim Bank about the physical progress of the project as well as ensure that expenditure incurred on the project is as per the original schedule. To this end, the company shall furnish such information and data as may be required by Exim Bank.

     k. The company shall not declare dividend for any year except out of profits relating to that year after making all due and necessary provisions and provided further that no default had occurred in any repayment obligation to Exim Bank. Any deviation shall require prior written approval of Exim Bank.

     l. Any change in the composition of the Board of Directors, management structure, or equity pattern of the company shall require the prior written approval of Exim Bank.

     m. The company shall install relevant systems taking cognisance of pollutants generated from the manufacturing process and for preservation of environmental balance.

     n. The company shall not incur expenditure in excess of the amounts indicated under different heads in the final project cost estimate without the prior written approval of Exim Bank.

     o. During the currency of the loan and so long as any amounts remain outstanding thereunder, the company shall not undertake any new project or expansion or any other form of capital investment or obtain equipment on lease, other than that undertaking in the normal course of business, without the prior written approval of Exim Bank.

     p. The company shall not resort to double financing either in foreign currency or in Indian Rupees for funding the project activities covered by the Exim term loan.

     q. The company shall appoint technical, financial and executive personnel of proper qualification and experience for the key positions and ensure that its organisational set up is adequate for the smooth implementation and operations of the project, to the satisfaction of Exim Bank.

     r. The company shall furnish financial and operational data on specified formats duly signed by an authorised signatory on a quarterly basis during the project implementation and thereafter during the currency of the loan and so long as any amounts remain outstanding thereunder.

                                    For INFORMATION MANAGEMENT
                                       RESOURCES (INDIA) LTD.


                                          /S/
                                    -----------------
                                    AUTHORISED SIGNATORY

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     s. As per the Reserve Bank of India's General Permission to Exim Bank for
        extending foreign currency loans to sub-borrowers in India, information as specified in Annexure III should be furnished immediately by the company, if not already furnished.

     t. Prepayment of loan may be considered at the discretion of Exim Bank and upon such terms and conditions as it may specify in this regard, including payment of such premium as may be specified. Permission for prepayment will need to be obtained by the company from regulatory authorities to the extent applicable.

     u. The company shall effect all remittances related to the Exim loan through its banks (Authorised Dealer) only.

     v. The loan shall also be subject to such other terms and conditions as may be stipulated by Exim Bank.

                                    For INFORMATION MANAGEMENT
                                       RESOURCES (INDIA) LTD.


                                         /S/
                                    -----------------
                                    AUTHORISED SIGNATORY

                                         ANNEXURE II

Annexure II forming part of Sanction letter No. OIF:EOU:D-210:275 dated 27th August 1996, issued by Export-Import Bank of India, in favour of Information Management Resources (India) Limited, (IMR) Bangalore.


Cost of Project           Sub-items     Amount (Rs. Lacs)
Infrastructure                                 166.82
Architect Fees                                   7.00
Computer Hardware                              179.30
  Imported                   174.30
  Indigenous                   5.00
Computer Software                              277.34
  Imported                   253.75
  Indigenous                  23.59
Miscellaneous Assets                            13.56

          Total                                644.02


Means of Finance          Sub-items     Amount (Rs. Lacs)
Internal Accruals                              189.02

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Exim Bank FC Term Loan                         455.00

          Total                                644.02


                                    For INFORMATION MANAGEMENT
                                       RESOURCES (INDIA) LTD.


                                           /S/
                                    ----------------
                                    AUTHORISED SIGNATORY

                                    ANNEXURE III

     Annexure III forming part of Sanction Letter No. OIF:EOU:D-210:275 dated 27th August 1996, issued by Export-Import Bank of India, in favour of Information Management Resources (India) Limited, (IMR), Bangalore.

List of Documents / Information to be furnished to Exim Bank for availing Foreign Currency Loan under the Reserve Bank of India's General Permission to Exim Bank, for extending foreign currency loans to sub-borrowers in India (if not applicable, please explain why):

     A certified copy of letter from the concerned Ministry of Government of India approving the industrial project in connection with which the sub-loan is taken or a certified copy of the industrial licence.

     Exchange control copy of import license in original or photocopy issued for import of capital goods wherever applicable and full details of OGL, if the import is covered under OGL.

     MRTP clearance, if applicable.

     Where foreign currency sub-loan is required for a new industrial unit or for expansion / diversification of existing unit, details regarding the total cost and the manner in which it will be financed. Rupee loans, if any, obtained from banks / financial institutions in India for financing part cost of the project, should be supported with details of such financing together with letters from banks / institutions indicating that they have agreed to finance the project and the terms and conditions thereof.

     A certified copy of the agreement / contract with the overseas supplier(s) giving CIF cost of goods to be imported in India and the terms of payment to the suppliers.

     If the sub-loan has been applied for payment of technical know-how fees, copy of the Government / RBI letter approving payment out of foreign currency loan.

     If the applicant firm / company is having non-resident interest in its equity capital, a copy of Government / RBI approval under FERA 1973.

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     Quarterly statements in triplicate, certified by Authorised Dealer, regarding utilisation of the Foreign Currency Loan duly supported by Supplier's invoice, copy of Bill of Entry, etc.

                                         For INFORMATION MANAGEMENT
                                             RESOURCES (INDIA) LTD.


                                               /s/
                                         ----------------
                                         AUTHORISED SIGNATORY

                                         ANNEXURE IV

     Annexure IV forming part of Sanction letter No. OIF:EOU:D-210:275 dated 27th Agusut 1996, issued by Export-Import Bank of India, in favour of Information Management Resources (India) Limited, (IMR), Bangalore.

     Procedure for seeking disbursements against imported machinery.
     --------------------------------------------------------------

a. While seeking disbursements under the loan, IMR is required to forward us the following through our Bangalore Representative Office:

     i.   Disbursement claim signed by an Authorised Signatory of the company.

     ii. Letter from company's bankers stating exact amount of the disbursement, the corresponding due date and details of the overseas bank account number etc. to which disbursement is to be made. In case the amount to be paid for retirement of the import bill is in a currency different from the currency of denomination of the Exim loan, the company may arrange for cross exchange deal to be done and the resultant amount in the currency of denomination of the Exim loan may be advised to us with a copy of the cross exchange contract.

     iii. Copy of applicable Import Contract and Letter of Credit if not already furnished.

     iv. Copies of (non-negotiable) all related shipping documents as specified in the import contract and L/C i.e. commercial invoice, bill of lading, certificate of origin, etc.

     v. Copy of insurance policy (if not already furnished) taken by company evidencing that the company's assets have been insured against all risks. The policy should have endorsements by way of agreed bank clause listing the various financing institutions.

     vi. A certificate from a Chartered Accountant (prefererably the statutory auditors of the company) certifying amounts expended (as of the Certificate date) for the project under various heads of account, e.g. land and building, imported

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          machinery, misc. assets, etc. The certificate should also state the sources from which the above expenditure has been financed e.g., equity, unsecured loans, loans from other institutions, etc.

b. Subsequent to the disbursement being effected, a copy of Bill of Entry duly certified by the company's bankers should be forwarded to us for our records.

                                         For INFORMATION MANAGEMENT
                                             RESOURCES (INDIA) LTD.


                                               /S/
                                         ----------------
                                         AUTHORISED SIGNATORY